EXHIBIT 10.1

                                                            2/98






















                    PENNS WOODS BANCORP, INC.
                     1998 STOCK OPTION PLAN

                        TABLE OF CONTENTS


                                                            Page

Article


Article 1.     PURPOSE OF THE PLAN .........................  1

Article 2.     DEFINITIONS .................................  1

Article 3.     ADMINISTRATION OF THE PLAN ..................  2

Article 4.     COMMON STOCK SUBJECT TO THE PLAN ............  4

Article 5.     STOCK OPTIONS ...............................  4

Article 6.     ELIGIBILITY .................................  6

Article 7.     TERM AND EXERCISE OF OPTIONS ................  7

Article 8.     TERMINATION OF EMPLOYMENT ...................  8

Article 9.     ADJUSTMENT PROVISIONS ....................... 10

Article 10.    GENERAL PROVISIONS .......................... 11

   Article 1.  PURPOSE OF THE PLAN

         1.1 Purposes - The Penns Woods Bancorp, Inc. 1998 Stock Option Plan is intended to provide key employees of Penns Woods Bancorp, Inc. and its Subsidiaries an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate key employees to make substantial contributions to the success of the business. Stock Options are granted under the Plan based on the Participant's level of responsibility and performance within the Corporation. The plan is also intended to further align the interests of the Corporation's directors with those of its Shareholders by permitting the grant of nonqualified Stock Options to non-employee directors.

         1.2 Stock Options to be Granted - Incentive Stock Options within the meaning of Code Section 422(b) and Nonqualified Stock Options may be granted within the limitations of the Plan herein described. Only Nonqualified Stock Options may be granted to non-employee directors hereunder.

   Article 2.  DEFINITIONS

         2.1 "Agreement" - The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

         2.2   "Board" - The Board of Directors of the
               Corporation.

         2.3 "Code" - The Internal Revenue Code of 1986, as amended.

         2.4   "Committee" - The Committee described in
               Section 3.1 hereof.

         2.5   "Common Stock" - The common stock of the
               Corporation as described in the Corporation's
               Articles of Incorporation, or such other stock as shall be substituted therefor.

         2.6   "Corporation" - Penns Woods Bancorp, Inc., a
               Pennsylvania corporation.

         2.7 "Employee" - Any key employee (including officers) of the Corporation or a Subsidiary.

         2.8   "Exchange Act" - The Securities Exchange Act of
               1934, as amended.  <PAGE 1>

         2.9 "Incentive Stock Option" - A stock option intended to satisfy the requirements of Code
               Section 422(b).

        2.10 "Nonqualified Stock Option" - A stock option other than an incentive stock option.

        2.11   "Optionee" - A Participant who is awarded a Stock
               Option pursuant to the provisions of the Plan.

        2.12   "Participant" - An Employee selected by the
               Committee to receive a grant of an Option under the Plan.

        2.13   "Plan" - Penns Woods Bancorp, Inc. 1998 Stock
               Option Plan.

        2.14 "Retirement" - The voluntary termination of employment following the attainment of the normal retirement age as provided in the Penns Woods
               Bancorp, Inc. Pension Plan.

        2.15 "Securities Act" - The Securities Act of 1933, as amended.

        2.16 "Stock Option" or "Option" - An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

        2.17 "Subsidiary" - A subsidiary corporation as defined in Code Section 424(f) that is a subsidiary of the Corporation.

   Article 3.  ADMINISTRATION OF THE PLAN

         3.1 The Committee - The Plan shall be administered by a Committee of the Board composed of three or more members of the Board, all of whom are
               (a) "disinterested persons" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Initially, the Committee shall consist of the members of the Salary Committee.
  <PAGE 2>
         3.2   Powers of the Committee -

               (a)  The Committee shall be vested with full
                    authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee.

               (b)  Subject to the terms, provisions and
                    conditions of the Plan, the Committee shall have exclusive jurisdiction to:

                         (i)  determine and select, based upon
                              the recommendation of the
                              Corporation's Chief Executive
                              Officer, the key Employees to be
                              granted Options (it being
                              understood that more than one
                              Option may be granted to the same
                              person);

                        (ii)  determine the number of shares
                              subject to each Option;

                       (iii)  determine the date or dates when
                              the Options will be granted;

                        (iv)  determine the purchase price of the
                              shares subject to each Option in
                              accordance with Article 5 of the
                              Plan;

                         (v)  determine the date or dates when
                              each Option may be exercised within
                              the term of the Option specified
                              pursuant to Article 7 of the Plan;

                        (vi)  determine whether or not an Option
                              constitutes an Incentive Stock
                              Option; and

                       (vii)  prescribe the form, which shall be
                              consistent with the Plan, of the
                              Agreement evidencing any Options
                              granted under the Plan.

         3.3 Terms - The grant of an Option under the Plan shall be evidenced by an Agreement and may include
               <PAGE 3> any terms and conditions consistent with
               this Plan, as the Committee may determine.

         3.4 Liability - No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Options granted under this Plan.

        3.5 Special Power of the Committee - Notwithstanding anything herein to the contrary, if the Committee determines, in its discretion, that (i) a significant downsizing (or other reduction in force) of the staff of the Corporation or a Subsidiary has occurred or is about to occur, or
               (ii) an event described in Code
               Section 280G(b)(2)(A)(i) has occurred or is likely to occur, then the Committee may make such equitable adjustment to the terms of any outstanding Option as is not forbidden by applicable law and which will not adversely affect any intended financial accounting treatment of a proposed transaction.

   Article 4.  COMMON STOCK SUBJECT TO THE PLAN

         4.1 Common Stock Authorized - The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 100,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

         4.2 Shares Available - The Common Stock to be issued upon exercise of Options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to option under the Plan.

   Article 5.  STOCK OPTIONS

         5.1 Exercise Price - The exercise price of Common Stock shall be, in the case of an Incentive Stock Option, 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of such fair market
               <PAGE 4> value in the case of an Incentive Stock
               Option granted to any individual described in
               Section 6.2 of the Plan. The exercise price of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100 percent of the fair market value of one share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment only as provided in Article 9 of the Plan.

         5.2 Limitation on Incentive Stock Options - The aggregate fair market value (determined as of the date an Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

         5.3   Determination of Fair Market Value -

               (a)  During such time as Common Stock is not
                    listed on an established stock exchange or exchanges but is listed on the NASDAQ Stock Market, the fair market value per share shall be the closing sale price for the Common Stock on the day the Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

               (b) During such time as the Common Stock is not listed on an established stock exchange or on the NASDAQ Stock Market, fair market value per share shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock for the day of the grant, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

               (c)  If the Common Stock is listed on an
                    established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.
  <PAGE 5>
               (d) In the event that the Common Stock is not traded on an established stock exchange or in the NASDAQ Stock Market, and no closing dealer "bid" and "asked" prices are available on the date of a grant, then fair market value will be the price established by the Committee in good faith.

         5.4 Limitation on Grants - Stock Option grants to any Employee under this Plan shall not exceed in the aggregate 10,000 Options during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in
               Article 9.

   Article 6.  ELIGIBILITY

         6.1 Participation - Options shall be granted only to persons who are Employees, as determined by the Committee, based upon the recommendation of the Chief Executive Officer (except as to himself); provided, however, that the Nonqualified Stock Options may be granted to non-employee directors.

         6.2   Incentive Stock Option Eligibility -
               Notwithstanding any other provision of the Plan, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 5.1 and 7.1 of the Plan are satisfied. For purposes of this Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.
  <PAGE 6>
   Article 7.  TERM AND EXERCISE OF OPTIONS

         7.1 Termination - Each Option granted under the Plan shall terminate on the date determined by the Committee and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 6.2 of the Plan shall terminate not later than five years after the date of the grant, and (ii) each other Option shall terminate not later than ten years after the date of the grant. Each Option granted under the Plan shall be exercisable only after the expiration of six months following the date of grant of such Option. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8 and shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of an Optionee shall be exercisable only by such Optionee. However, if an Option is not intended to be treated as an Incentive Stock Option it may, in the discretion of the Committee, during the Optionee's lifetime, also be transferred to and may thereafter be exercised by members of the Optionee's immediate family, or a partnership whose members include only the Optionee and/or members of the Optionee's immediate family, or a trust for the benefit of only the Optionee and/or members of the Optionee's immediate family. Provided, however, that any such permitted transfer shall not prevent termination of the Option following the Optionee's termination of employment as provided in Article 8 and this Option shall terminate immediately if it has been transferred to a partnership or trust as permitted above and any person who is not a member of the Optionee's immediate family becomes a member of such partnership or a beneficiary of such trust. As used herein, the term Optionee's immediate family includes only the Optionee's spouse, parents or other ancestors and children and other direct lineal descendants of the Optionee or the Optionee's spouse (including such ancestors and lineal descendants by adoption).

         7.2   Exercise -

               (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the
                    <PAGE 7> full purchase price of the shares he
                    has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option, provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his Option by tendering to the Corporation shares of Common Stock owned by him and having a fair market value equal to the cash exercise price applicable to his Option (with the fair market value of such stock to be determined in the manner provided in Section 5.3 hereof) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months.

               (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

               (c)  In addition, at the request of the
                    Participant and to the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Stock Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

  Article 8.   TERMINATION OF EMPLOYMENT

        8.1 Retirement - In the event of Retirement, an Option shall lapse at the earlier of the term of the Option or:

               (a) In the case of an Incentive Stock Option, three months from the date of Retirement; and

               (b)  in the case of Options other than Incentive
                    Stock Options, up to 12 months, at the
                    <PAGE 8> discretion of the Committee, from
                    the date of Retirement.

         8.2 Death or Total and Permanent Disability - In the event of termination of employment due to death or "Total and Permanent Disability," as defined in Code Section 72m(7), the Option shall lapse at the earlier of (a) the term of the Option, or (b) 12 months after termination due to such causes.

         8.3 Other Termination - In the event of termination of employment for any reason other than the reasons described in Sections 8.1, 8.2 and 8.4 hereof, all Options shall lapse as of the earlier of the term of the Option or:

               (a) In the case of an Incentive Stock Option, three months from the date of termination of employment; and

               (b)  In the case of Options other than Incentive
                    Stock Options, up to six months from the date of termination of employment.

         8.4 Termination For Cause - Notwithstanding any provision herein to the contrary, in the event of termination of employment "for cause," all Options granted to such Employee shall lapse on the date of termination of employment. Termination "for cause" shall mean the Employee was terminated after:

               (a) the Federal Deposit Insurance Corporation or any other government regulatory agency recommends or orders in writing that the Corporation or any Subsidiary terminate the employment of the Employee or relieve him of his duties;

               (b) the Employee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee for a period of 45 consecutive days; or

               (c) the Employee wilfully fails to follow the lawful instructions of the Board after the Employee's receipt of written notice of such instructions, other than a failure resulting from the Employee's incapacity because of physical or mental illness.
  <PAGE 9>
  Article 9.   ADJUSTMENT PROVISIONS

         9.1   Share Adjustments -

               (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

               (b) If there shall be any other change in the number or kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities in which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

               (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.
  <PAGE 10>
         9.2 Corporate Changes - A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options.

         9.3 Fractional Shares - Fractional shares resulting from any adjustment in Options pursuant to this
               Article 9 may be settled as a majority of the disinterested members of the Board or the Committee (as the case may be) shall determine.

         9.4 Binding Determination - To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

  Article 10.  GENERAL PROVISIONS

        10.1 Effective Date - The Plan shall become effective as of February 24, 1998, provided that any grant of Options is subject to the approval of the Plan by the shareholders of the Corporation within 12 months thereafter.

        10.2 Termination of the Plan - Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no Options shall be granted after, the fifth anniversary of its adoption by the Board.

        10.3   Limitation on Termination, Amendment or
               Modification

               (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the shareholders of the Corporation no amendment or modification shall be made by the Board which:

                         (i)  increases the maximum number of
                              shares of Common Stock as to which
                              Options may be granted under the
                              Plan;

                        (ii)  changes the class of eligible
                              Employees; or  <PAGE 11>

                       (iii)  otherwise requires the approval of
                              shareholders in order to maintain
                              the exemption available under Rule
                              16b-3 (or any similar rule) under
                              the Exchange Act.

               (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

        10.4 Application of Plan Document to Options for Non-Employee Directors - Nonqualified Stock Options granted to non-employee directors shall be subject to the same general provisions of this Plan document as are applicable to Employees. For purposes of administering the Plan with respect to such Options:

               (a)  References to an Employee shall, to the
                    extent appropriate under the circumstances, be deemed references to non-employee directors;

               (b) References to termination of employment shall be deemed references to cessation of service as a director; and

               (c)  Nothing in the Plan document shall be
                    construed as precluding a grant of a
                    Nonqualified Stock Option to a Committee member.

        10.5 No Right to Employment - Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any Option hereunder shall confer upon any Optionee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

        10.6   Withholding Taxes -

               (a) Subject to the provisions of Subsection (b), the Corporation will require that an Optionee as a condition of the exercise of an Option (other than an Incentive Stock Option), or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Corporation is
                    <PAGE 12> required to withhold in connection
                    with the exercise of the Option.

               (b)  An Optionee may satisfy the withholding
                    obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

                         (i)  it must be made prior to the date
                              on which the amount of tax to be
                              withheld is determined (the "Tax
                              Date");

                        (ii)  it shall be irrevocable;

                       (iii)  it shall be subject to disapproval
                              by the Committee;

                        (iv)  if the Optionee is an officer of
                              the Corporation within the meaning
                              of Section 16 of the Exchange Act
                              (an "Officer"), such election may
                              not be made within six months of
                              the grant of the Option (except
                              that this restriction shall not
                              apply in the event of the death or
                              disability of the Optionee prior to
                              the expiration of the six-month
                              period);

                         (v)  if the Optionee is an Officer, such
                              election must be made either at
                              least six months prior to the Tax
                              Date or in the ten-day "window
                              period" beginning on the third day
                              following the release of the
                              Corporation's quarterly or annual
                              summary statement of revenues and
                              earnings; and

                        (vi)  where the Tax Date of an Officer is
                              deferred up to six months after the
                              exercise of an Option, the full
                              number of Option shares will be
                              issued or transferred to him upon
                              exercise, but he will be
                              unconditionally obligated to tender
                              back to the Corporation the proper
                              <PAGE 13> number of shares of
                              Common Stock on the Tax Date.

        10.7   Listing and Registration of Shares -

               (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

               (b)  If a registration statement under the
                    Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he is acquiring the shares for his own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

                         "THE SHARES REPRESENTED BY THIS
                         CERTIFICATE HAVE NOT BEEN REGISTERED
                         UNDER THE SECURITIES ACT OF 1933 ("ACT")
                         AND MAY NOT BE SOLD, PLEDGED,
                         HYPOTHECATED OR OTHERWISE TRANSFERRED OR
                         OFFERED FOR SALE IN THE ABSENCE OF AN
                         EFFECTIVE REGISTRATION STATEMENT WITH
                         RESPECT TO THEM UNDER THE ACT OR A
                         WRITTEN OPINION OF COUNSEL FOR THE
                         CORPORATION THAT REGISTRATION IS NOT
                         REQUIRED."  <PAGE 14>